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                                                                  EXHIBIT 10(HH)

                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT is made this 29th day of August, 2001, by and between David F. DeCort, Malcolm Butler, Albert E. Whitehead and John Dorrier (collectively "Plaintiffs") and Seven Seas Petroleum, Inc. ("Seven Seas") and Robert A. Hefner, III ("Hefner") (collectively "Defendants").

                            I. Purpose of Settlement

     Plaintiffs and Defendants enter into this Settlement Agreement for the purpose of settling and resolving for all time and all purposes all claims, causes of action, business disputes and other disagreements of Plaintiffs and Defendants arising from:

     (a) any dealings or relationships of Plaintiffs and Defendants existing as relating to the matters involved in the litigation described in paragraph 1(b), below;

     (b) the litigation pending in the District Court of Harris County, State of Texas, styled DeCort, et al. v. Seven Seas, et al., Case No. 2000-50498 (the "Litigation"); and

     (c) any and all other claims or contentions arising from any other alleged act or omission of Plaintiffs and/or Defendants as to the other.

                                 II. Background

     On May 20, 1997, a change of control of Seven Seas' Board of Directors occurred, the result of which was that Hefner became Chairman of the Board of Directors and Chief Executive Officer of Seven Seas, plaintiffs Whitehead and Butler resigned from Seven Seas, and plaintiffs DeCort and Dorrier remained employed by Seven Seas. On May 20, 1997, plaintiff Whitehead executed a Consulting Agreement with Seven Seas, while plaintiff Butler executed a Settlement Agreement with Seven Seas. In September, 1997, plaintiff Dorrier separated employment with Seven Seas. Plaintiff Dorrier and Seven Seas entered into a Settlement Agreement. In December, 1997, plaintiff DeCort voluntarily terminated his employment with Seven Seas pursuant to the terms of his Employment Agreement with Seven Seas.

     In October, 2000, Plaintiffs sued Defendants (and others who have since been dismissed from the Litigation), alleging that Seven Seas breached the agreements identified above, and that both Defendants committed fraud. Defendants denied the allegations contained in the several Petitions filed in the Litigation by Plaintiffs, and filed a Counterclaim against plaintiffs Whitehead and Butler alleging that they breached their fiduciary obligations to Seven Seas during the time of their employment with Seven Seas. Plaintiffs Whitehead and Butler denied the allegations contained in the Counterclaim.

                            III. Terms of Settlement

     In consideration of the mutual promises set forth herein, and to accomplish the purposes stated above, the parties agree as follows:

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     (a) The parties will release all claims and causes of action against one another as set forth more fully below.

     (b) The parties will file a Dismissal in the form attached hereto as Exhibit "A" in which the parties will dismiss with prejudice all claims and counterclaims pending in the Litigation.

     (c) Seven Seas will pay to Plaintiffs' counsel, Shellist, Lore & Lazarz, LTD, L.L.P., on behalf of Plaintiffs, a sum totaling $1,000,000.00 within five
(5) business days of the execution of this Agreement.

     (d) A rights offering (the "Rights Offering") is to be made to the common stockholders of Seven Seas pursuant to which Seven Seas' shareholders will be granted the right to purchase an approximate pro rata share of Seven Seas' Series A senior secured notes due 2004 in the aggregate principal amount of $22,500,000.00 coupled with detachable warrants. Hefner agrees to transfer by appropriate assignment to Plaintiffs and, at their request, their counsel as set forth below in part (e) upon receipt at the closing of the Rights Offering warrants to purchase 200,000 common shares of Seven Seas' stock at the approximate price of $1.78 per share. Hefner has the authority to transfer to Plaintiffs and their counsel by appropriate assignment of warrants that he may receive at the closing of the Rights Offering.

     (e) Plaintiffs and their counsel will receive the following warrants:

         Plaintiffs:

         35,160 to Plaintiff Whitehead
         18,600 to Plaintiff Dorrier
         14,160 to Plaintiff DeCort
         52,080 to Plaintiff Butler

         Plaintiffs' counsel:

         26,668 to Martin Shellist
         26,666 to Michael Lore
         26,666 to Mark Lazarz

        IV. Plaintiffs' and Their Counsels' Representations in Connection
                               With the Warrants

     By accepting the warrants in connection with this Settlement Agreement, Plaintiffs and their counsel hereby represent and warrant to Defendants as follows:

     (a) Plaintiffs and their counsel understand that Seven Seas is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. Plaintiffs and their counsel also understand that Seven Seas has filed a registration statement with respect to the Rights Offering, under the Securities Act of 1933. Plaintiffs and their counsel acknowledge that they have had the opportunity to review all such documents and have had the

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opportunity to ask questions and receive answers concerning the information and to obtain any additional information which Seven Seas possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished.

     (b) Each Plaintiff and each of Plaintiffs' counsel represents that either he is an accredited investor within the meaning of Regulation D under the Securities Act or has, either alone or with his purchaser representative (as defined in Regulation D), such knowledge and experience in business matters that he is capable of evaluating the merits and risks of the investment.

     (c) Plaintiffs and their counsel understand that the warrants to be transferred by Hefner are "restricted securities" as defined in Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (d) Plaintiffs and their counsel are accepting the warrants as part of this Settlement Agreement for investment purposes only, for Plaintiffs' and their counsels' own accounts and not with a view to, or for sale in connection with, the distribution thereof.

     (e) Plaintiffs and their counsel understand that the warrants may not be sold for one year from the date of this Settlement Agreement unless the warrants are registered under the Securities Act or sold pursuant to an exemption therein; and

     (f) Plaintiffs and their counsel understand that the warrants as "restricted securities" shall bear the following legend:

     THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (i) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACTS, OR (ii) THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

                          V. No Admission of Liability

     The payment to Plaintiffs and the assignment of the warrants to Plaintiffs and their counsel are being made to resolve disputed claims. Defendants specifically deny any wrongdoing toward Plaintiffs, and specifically deny that they have any liability to Plaintiffs as a result of the allegations made in Plaintiffs' several Petitions filed in the Litigation. Plaintiffs Whitehead and Butler specifically deny any wrongdoing toward Seven Seas and specifically deny any liability to Seven Seas as a result of the allegations made in Seven Seas' Counterclaim.

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                               VI. Mutual Release

     Plaintiffs, for themselves, their heirs, agents, assigns and successors, hereby release and discharge Seven Seas and its current, former and future successors, affiliates, subsidiaries, business units, parent companies, agents, employees, directors, officers, and assigns (collectively "Seven Seas" for purposes of this Part VI) from all claims, liabilities, demands, causes of action, and damages, of whatever kind or nature, which Plaintiffs had, have, or claim to have or had, either individually or jointly, against Seven Seas in connection with the Litigation or any other subject matter. This release extends and applies to all other unknown, unforeseen, unanticipated, and unsuspected injuries, damages, losses, and liabilities, and the consequences thereof, as well as those now disclosed and known to exist.

     Plaintiffs, for themselves, their heirs, agents, assigns and successors, hereby release and discharge Hefner and his current, former and future heirs, agents, assigns, successors, and any and all businesses and entities in which Hefner owns an interest and their current, former and future successors, affiliates, subsidiaries, business units, parent companies, agents, employees, directors, officers, and assigns (collectively "Hefner" for purposes of this Part VI) from all claims, liabilities, demands, causes of action, and damages, of whatever kind or nature, which Plaintiffs had, have, or claim to have or had, either individually or jointly, against Hefner in connection with the Litigation or any other subject matter. This release extends and applies to all other unknown, unforeseen, unanticipated, and unsuspected injuries, damages, losses, and liabilities, and the consequences thereof, as well as those now disclosed and known to exist.

     Defendants hereby release and discharge Plaintiffs and their heirs, agents, assigns and successors (collectively "Plaintiffs" for purposes of this Part VI) from all claims, liabilities, demands, causes of action, and damages, of whatever kind or nature, which Defendants had, have, or claim to have or had, against Plaintiffs in connection with the Litigation or any other subject matter. This release extends and applies to all unknown, unforeseen, unanticipated, and unsuspected injuries, damages, losses, and liabilities, and the consequences thereof, as well as those now disclosed and known to exist.

                   VII. Binding Effect of Settlement Agreement

     The parties agree that this Settlement Agreement is binding on and shall inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and assigns.

     The parties warrant that they have the authority to enter into this Settlement Agreement and the representatives executing this Settlement Agreement have authority to bind the entity on whose behalf they sign. The parties further acknowledge that they each have been represented by counsel in the negotiation and execution of this Settlement Agreement and their executing representatives have read and fully understand this Settlement Agreement's terms.

                              VIII. Confidentiality

     The parties and their attorneys acknowledge that confidentiality is of the essence and, except as set forth below, they agree to keep confidential and secret the terms of this Agreement and to make no statement or take any other action, direct or indirect whatsoever, which might

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result in the disclosure or any publicity to any third party concerning the terms of this Agreement, including, but not limited to, the payment terms and amount of warrants Plaintiffs are to receive. The parties shall only be entitled to disclose the terms of this Settlement Agreement in the event they are required to do so by order of a court of competent jurisdiction, or to the extent disclosure is required by rule or regulation of a governmental authority, but shall be entitled to disclose the payment terms of and amount of warrants to be transferred under this Settlement Agreement to their accountants and attorneys to the extent necessary to receive professional advice. This Part VIII shall not apply to matters that are made public by Defendants or contained in documents that are available to the general public.

                       IX. Texas Law Controls Construction

     The parties agree that Texas law governs the construction of this Settlement Agreement, and the rights and obligations of the parties. Any action brought to enforce a term of this Settlement Agreement or for a breach of this Settlement Agreement shall be brought in the District Court of Harris County, State of Texas.

/s/ Martin Shellist                    /s/ David F. DeCort
-----------------------------------    ------------------------------------
Martin Shellist                        David F. DeCort

/s/ Michael Lore                       /s/ Malcolm Butler
-----------------------------------    ------------------------------------
Michael Lore                           Malcolm Butler

/s/ Mark Lazarz                        /s/ Albert E. Whitehead
-----------------------------------    ------------------------------------
Mark Lazarz                            Albert E.Whitehead

                                       /s/ John Dorrier
                                       ------------------------------------
                                       John Dorrier

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                                       SEVEN SEAS PETROLEUM, INC.

                                       By /s/ Larry A. Ray
                                          ---------------------------------
                                          Larry A. Ray, President

                                       /s/ Robert A. Hefner, III
                                       ------------------------------------
                                       Robert A. Hefner, III

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